SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2003

STATER BROS. HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Commission file number 001-13222

Delaware	33-0350671
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

21700 Barton Road
Colton, California	92324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 783-5000

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.4	Text of press release, dated December 18, 2003, entitled “Stater Bros. Holdings Announces Record Sales”.

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On December 18, 2003, Stater Bros. Holdings Inc. issued a press release entitled “Stater Bros. Holdings Announces Record Sales”. A copy of this press release is attached hereto and incorporate by reference as exhibit 99.4. The information contained in this press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference in any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stater Bros. Holdings Inc.

/s/ Phillip J. Smith

	By:	Phillip J. Smith
Date: December 22, 2003		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.4	Text of press release, dated December 18, 2003, entitled “Stater Bros. Holdings Announces Record Sales”.